UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

Pacific Ventures Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

117 West 9th Street, Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant's telephone number, including area code)

Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2018, effective that date, Ms. Shannon Masjedi resigned as Corporate of Pacific Ventures Group, Inc. (the “Company”). There was no disagreement between the Company and Ms. Masjedi that led to her resignation.

On June 20, 2018, Mr. Lloyd Spencer was appointed to replace Ms. Masjedi as Corporate Secretary of the Company.

Mr. Spencer is also serving as Corporate VP and Secretary for TraqIQ, Inc. Since October 2004, Mr. Spencer served as President of CoroWare, Inc., which has been in transition since closing operations in October 2016. From June 2002 to September 2004, Mr. Spencer was Vice President of Sales at eQuest Technologies, a systems integration company based in Maryland. From November 1996 to August 2001, Mr. Spencer was Solutions Unit Manager and Group Product Manager at Microsoft in Redmond, Washington. Prior to Microsoft, Mr. Spencer served as Assistant Vice-President and Business Unit Manager at Newbridge Networks; and Product Line Manager at Sun Microsystems. Mr. Spencer began his career as a software development engineer at Hewlett-Packard Corporation in Cupertino, California. Mr. Spencer received his Bachelor’s degree from Cornell University in 1980 with a major in Biology and Animal Science and with an emphasis in Immunogenetics.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

Date: June 21, 2018	/s/ Shannon Masjedi
Shannon Masjedi
Chief Executive Officer

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